CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                          AS OF DECEMBER 31, 1998 AND 1997
                          --------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------

































                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                  1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1998                         2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1997                         4


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1998            6

      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1997            8


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1996           10


    Notes to Financial Statements and Schedules                              12



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment
        Purposes as of December 31, 1998                                     18


      Schedule II - Item 27d - Schedule of Reportable Transactions for
       the Year Ended December 31, 1998                                      19


      All schedules, except those as set forth above, are omitted as not applicable or not required.


















                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By S/ Arthur Andersen LLP
                                             -------------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   June 25, 1999

                                                                 -2-

                                          CONNECTICUT NATURAL GAS CORPORATION
                                                 EMPLOYEE SAVINGS PLAN
                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                AS OF DECEMBER 31, 1998



                                                  Participant Directed
                                    ----------------------------------------------------------------------------------
                                                                                                  Putnam
                                       Putnam      The George   The Putnam Fund     Putnam    International  Putnam
                                       Stable     Putnam Fund     for Growth        Vista        Growth      Income
                                     Value Fund    of Boston      and Income         Fund          Fund       Fund
                                     -----------   ----------   ---------------   ---------   -----------   --------
   Assets
   ------
   Investments, at
     current value                    $1,678,941   $3,666,782        $8,353,668   $3,798,478   $1,267,042   $169,544
                                      ----------   ----------        ----------    ---------   ----------   --------

   Cash and temporary
     investments, at
     current value                            -            -                 -            -            -          -
                                      ----------   ----------        ----------    ---------   ----------   --------
   Accounts receivable:
     Employer                                621         2082              5652         5620         2167        454
     Employees                             4,510       12,144            32,844       19,927        7,331        892
     Broker                                   -            -                 -            -            -          -
                                      ----------   ----------        ----------    ---------   ----------   --------
                                           5,131       14,226            38,496       25,547        9,498      1,346
                                      ----------   ----------        ----------    ---------   ----------   --------

   Participant notes receivable               -            -                 -            -            -          -
                                      ----------   ----------        ----------    ---------   ----------   --------
   Net Assets Available
     for Benefits                     $1,684,072   $3,681,008        $8,392,164   $3,824,025   $1,276,540   $170,890
                                      ==========   ==========        ==========   ==========   ==========   ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -3-

                                        CONNECTICUT NATURAL GAS CORPORATION
                                               EMPLOYEE SAVINGS PLAN
                       STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                              AS OF DECEMBER 31, 1998

                                                                       Non-
                                                                    Participant
                                         Participant Directed        Directed
                                     ----------------------------   -----------

                                                        Common        Common
                                     Participant        Stock          Stock
                                        Notes            Fund          Fund          Total
                                     -----------      ----------    -----------   -----------
   Assets
   ------
   Investments, at
     current value                  $          -      $7,462,638       $99,130    $26,496,223


   Cash and temporary
     investments, at
     current value                            -             (642)        1,603            961

   Accounts receivable:
     Employer                                 -           23,700             -         40,296
     Employees                             2,394           5,174             -         85,216
     Broker                                   -            3,650             -          3,650
                                    ------------     ------------   -----------   -----------
                                           2,394          32,524             -        129,162
                                    ------------     ------------   -----------   -----------
   Participant notes receivable          287,176               -             -        287,176
                                    ------------     ------------   -----------   -----------
   Net Assets Available
     for Benefits                       $289,570      $7,494,520      $100,733    $26,913,522
                                    ============     ============   ===========   ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -4-

                                       CONNECTICUT NATURAL GAS CORPORATION
                                              EMPLOYEE SAVINGS PLAN
                       STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                             AS OF DECEMBER 31, 1997



                                               Participant Directed
                           --------------------------------------------------------------------------------------
                                                                                         Putnam
                             Putnam       The George   The Putnam Fund     Putnam     International    Putnam
                             Stable      Putnam Fund      for Growth       Vista         Growth        Income
                           Value Fund     of Boston       and Income        Fund          Fund          Fund
                           -----------    ----------   ---------------   ---------    -----------    ---------
   Assets
   ------
   Investments, at
     current value            $946,034    $4,418,806         $7,420,095  $2,851,094      $915,595     $151,471

   Cash and temporary
     investments, at
        current value                             -                  -            -            -            -
                                    -

   Accounts receivable
     from broker                                  -                  -            -            -            -
                                    -

                              --------    ----------         ----------  ----------      --------     --------
        Total Assets           946,034     4,418,806          7,420,095   2,851,094       915,595      151,471
                              --------    ----------         ----------  ----------      --------     --------

   Liabilities
   -----------
   Accounts payable to
     broker                                       -                  -            -            -            -
                                    -
                              --------    ----------         ----------  ----------      --------     --------
   Net Assets Available
     for Benefits             $946,034    $4,418,806         $7,420,095  $2,851,094      $915,595     $151,471
                              ========    ==========         ==========  ==========      ========     ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -5-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                        EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                       AS OF DECEMBER 31, 1997

                                               Non-
                            Participant    Participant
                              Directed       Directed
                            -----------    -----------

                               Common        Common
                                Stock         Stock
                                Fund           Fund          Total
                              -----------   -----------    -----------
   Assets
   ------
   Investments, at
     current value            $5,532,814    $2,901,306    $25,137,215

   Cash and temporary
     investments, at
        current value                458        34,845         35,303

   Accounts receivable
     from broker                 121,237        63,564        184,801

                               ----------    ----------    -----------
        Total Assets           5,654,509     2,999,715     25,357,319
                               ----------    ----------    -----------

   Liabilities
   -----------
   Accounts payable to
     broker                      (28,461)            -        (28,461)
                               ----------    ----------     ----------
   Net Assets Available
     for Benefits             $5,626,048    $2,999,715    $25,328,858
                               ==========    ==========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -6-

                                           CONNECTICUT NATURAL GAS CORPORATION
                                                  EMPLOYEE SAVINGS PLAN
                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1998

                                                  Participant Directed
                                             ----------------------------------------------------------------------
                                                                          The Putnam                         Putnam
                                                Putnam      The George      Fund for       Putnam      International
                                             Stable Value   Putnam Fund      Growth         Vista            Growth
                                                 Fund        of Boston     and Income       Fund              Fund
                                              -----------   -----------   -----------   ------------    -------------
   Additions to net assets
    attributed to:
    Dividends and interest income             $   70,745    $  359,140     $  747,008    $  278,264       $   38,391
                                              -----------   -----------    -----------   -----------    -------------
    Realized gains (losses), net                       -       278,944        204,576        64,214           37,202
                                              -----------   -----------    -----------   -----------    -------------
    Unrealized appreciation
     (depreciation) of investments                     -      (253,481)       155,923       243,690           93,115
                                              -----------   -----------    -----------   -----------    -------------
    Contributions:
      Employees                                   58,810       176,742        435,386       248,030           98,344
      Employer                                     7,995        25,646         62,874        63,704           23,801
                                              -----------   -----------    -----------   -----------    -------------
    Total contributions                           66,805       202,388        498,260       311,734          122,145

    Loan repayments                                  744         5,452         10,515         6,710            1,771
    Transfers, net                               649,361      (265,542)      (161,626)      272,808          132,445
    Other, net                                       (85)         (251)          (369)         (799)              (9)
                                              -----------   -----------    -----------   -----------    -------------
   Total additions/(deductions)                  787,570       326,650      1,454,287     1,176,621          425,060
                                              -----------   -----------    -----------   -----------    -------------
   Deductions from net assets
     attributed to:
     Benefits paid to participants               (40,314)   (1,016,169)      (385,226)     (145,523)         (55,159)
     Loan issues                                  (9,218)      (48,279)       (96,992)      (58,167)          (8,956)
                                              -----------   -----------    -----------   -----------   --------------
   Total deductions                              (49,532)   (1,064,448)      (482,218)     (203,690)         (64,115)
                                              -----------   -----------    -----------   -----------   --------------
   Net increase (decrease)                       738,038      (737,798)       972,069       972,931          360,945

   Net Assets Available
     for Benefits:
       Beginning of year                         946,034     4,418,806      7,420,095     2,851,094          915,595
                                              -----------   -----------    -----------   -----------   --------------
       End of year                            $1,684,072    $3,681,008     $8,392,164    $3,824,025       $1,276,540
                                              ===========   ===========    ===========   ===========   ==============

   The accompanying notes are an integral part of this financial statement.

                                                                 -7-

                                        CONNECTICUT NATURAL GAS CORPORATION
                                               EMPLOYEE SAVINGS PLAN
                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                        FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                                     Non-
                                                                                  Participant
                                                 Participant Directed              Directed
                                        -------------------------------------     ----------
                                          Putnam                     Common         Common
                                          Income     Participant      Stock          Stock
                                           Fund         Notes         Fund           Fund            Total
                                        -----------   ----------   -----------    ----------    ---------------
   Additions to net assets
    attributed to:
    Dividends and interest income         $ 10,084     $ 12,989    $  218,489       $ 87,095        $ 1,822,205
                                        -----------  -----------   -----------   ------------   ----------------
    Realized gains (losses), net            (1,382)           -       (63,427)       (33,819)           486,308
                                        -----------  -----------   -----------   ------------   ----------------
    Unrealized appreciation
     (depreciation) of investments          (2,900)           -       111,711        (55,168)           292,890
                                        -----------  -----------   -----------   ------------   ----------------
    Contributions:
      Employees                             13,323            -        48,131              -          1,078,766
      Employer                               3,442            -       309,452              -            496,914
                                        -----------  -----------   -----------   ------------   ----------------
    Total contributions                     16,765            -       357,583              -          1,575,680

    Loan repayments                             20      (33,819)        8,607              -                  -
    Transfers, net                          (2,606)           -     2,071,386     (2,696,226)                 -
    Other, net                                 (45)           -         3,623        (33,234)           (31,169)
                                        -----------  -----------   -----------   ------------   ----------------
   Total additions/(deductions)             19,936      (20,830)    2,707,972     (2,731,352)         4,145,914
                                        -----------  -----------   -----------   ------------   ----------------
   Deductions from net assets
     attributed to:
     Benefits paid to participants            (343)           -      (750,886)      (167,630)        (2,561,250)
     Loan issues                              (174)     310,400       (88,614)             -                  -
                                        -----------  -----------   -----------   ------------   ----------------
   Total deductions                           (517)     310,400      (839,500)      (167,630)        (2,561,250)
                                        -----------  -----------   -----------   ------------   ----------------
   Net increase (decrease)                  19,419      289,570     1,868,472     (2,898,982)         1,584,664

   Net Assets Available
     for Benefits:
       Beginning of year                   151,471            -     5,626,048      2,999,715         25,328,858
                                        -----------  -----------   -----------   ------------   ----------------
       End of year                        $170,890     $289,570    $7,494,520       $100,733        $26,913,522
                                        ===========  ===========   ===========   ============   ================

   The accompanying notes are an integral part of this financial statement.

                                                                 -8-

                                     CONNECTICUT NATURAL GAS CORPORATION
                                            EMPLOYEE SAVINGS PLAN
               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    FOR THE YEAR ENDED DECEMBER 31, 1997

                                            Participant Directed
                                    -------------------------------------------------------------------
                                                               The Putnam                   Putnam
                                      Putnam      The George     Fund for     Putnam     International
                                      Stable      Putnam Fund     Growth       Vista        Growth
                                    Value Fund     of Boston    and Income     Fund          Fund
                                   ------------  ------------  -----------   --------- ------------
   Additions to net assets
    attributed to:
    Dividends and interest income     $ 64,065     $  403,725   $  933,486  $  210,427    $ 52,988
                                   -----------     -----------  -----------  ---------- -----------
    Realized gains (losses), net             -         15,550       81,950       5,239         246
                                   -----------     -----------  -----------  ---------- -----------
    Unrealized appreciation
     of investments                          -        325,249      380,688     229,100      48,035
                                   -----------     -----------  -----------  ---------- -----------
    Contributions:
      Employees                         50,526        189,025      399,544     217,668      71,757
      Employer                           6,234         23,791       53,478      55,022      20,674
                                   -----------     -----------  -----------  ---------- -----------
    Total contributions                 56,760        212,816      453,022     272,690      92,431

    Transfers, net                     262,654         12,334      404,655     564,179     300,627

    Other, net                               -               -            -           -           -
                                   -----------     -----------  -----------  ---------- -----------
   Total additions/(deductions)        383,479        969,674    2,253,801   1,281,635     494,327
                                   -----------     -----------  -----------  ---------- -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants    (447,473)      (104,214)    (612,268)    (84,043)     (1,411)
                                   -----------     -----------  -----------  ---------- -----------
   Net increase (decrease)             (63,994)       865,460    1,641,533   1,197,592     492,916

   Net Assets Available
     for Benefits:
       Beginning of year             1,010,028      3,553,346    5,778,562   1,653,502     422,679
                                   -----------     -----------  -----------  ---------- -----------
       End of year                    $946,034     $4,418,806   $7,420,095  $2,851,094    $915,595
                                   ===========     ===========  ===========  ========== ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -9-

                                               CONNECTICUT NATURAL GAS CORPORATION
                                                      EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund          Total
                                      -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income         $ 8,029    $  264,285    $  230,891    $2,167,896
                                          --------   -----------   -----------   -----------
    Realized gains (losses), net             (246)     (174,957)     (184,667)     (256,885)
                                          --------   -----------   -----------   -----------
    Unrealized appreciation
     of investments                         1,691       401,364        65,878     1,452,005
                                          --------   -----------   -----------   -----------
    Contributions:
      Employees                            11,480        45,948              -      985,948
      Employer                              2,611       344,424              -      506,234
                                          --------   -----------   -----------   -----------
    Total contributions                    14,091       390,372              -    1,492,182

    Transfers, net                         12,377       385,375    (1,916,094)       26,107

    Other, net                                   -       92,779        88,797       181,576
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)            35,942     1,359,218    (1,715,195)    5,062,881
                                          --------   -----------   -----------   -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants               -     (495,669)     (312,239)   (2,057,317)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                 35,942       863,549    (2,027,434)    3,005,564

   Net Assets Available
     for Benefits:
       Beginning of year                  115,529     4,762,499     5,027,149    22,323,294
                                         ---------   -----------   -----------  ------------
       End of year                       $151,471    $5,626,048    $2,999,715    25,328,858
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.

                                                                -10-

                                          CONNECTICUT NATURAL GAS CORPORATION
                                                 EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  Participant Directed
                                        -------------------------------------------------------------------------
                                                                       The Putnam                    Putnam
                                         Putnam         The George       Fund for       Putnam   International
                                         Stable        Putnam Fund        Growth        Vista        Growth
                                       Value Fund       of Boston       and Income       Fund         Fund
                                      -------------   --------------  -------------  -----------  ------------
   Additions to net assets
    attributed to:
    Dividends and interest income       $   62,418        $  322,456     $  494,326   $   97,303     $  5,660
                                        -----------       -----------    -----------  -----------  -----------
    Realized gains (losses), net                  -           15,609         51,138       31,889        3,292
                                        -----------       -----------    -----------  -----------  -----------
    Unrealized appreciation
     (depreciation) of investments                -          172,914        486,678       93,150       42,243
                                        -----------       -----------    -----------  -----------  -----------
    Contributions:
      Employees                             54,790           194,884        402,688      198,989       46,065
      Employer                               3,879            12,008         21,946       26,051        7,795
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     58,669           206,892        424,634      225,040       53,860

    Transfers, net                           4,406           (15,109)       (12,853)     522,063      116,277

    Other, net                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)            125,493           702,762      1,443,923      969,445      221,332
                                        -----------       -----------    -----------  -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants        (298,769)         (332,982)      (452,747)     (81,348)     (28,329)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                (173,276)          369,780        991,176      888,097      193,003

   Net Assets Available
     for Benefits:
       Beginning of year                 1,183,304         3,183,566      4,787,386      765,405      229,676
                                        -----------       -----------    -----------  -----------  -----------
       End of year                      $1,010,028        $3,553,346     $5,778,562   $1,653,502     $422,679
                                        ===========       ===========    ===========  ===========  ===========

   The accompanying notes are an integral part of this financial statement.

                                                                -11-

                                               CONNECTICUT NATURAL GAS CORPORATION
                                                      EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund          Total
                                      -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income         $ 9,705    $  212,290    $  384,533    $1,588,691
                                          --------   -----------   -----------   -----------
    Realized gains (losses), net           (3,856)      (13,004)      (44,265)       40,803
                                          --------   -----------   -----------   -----------
    Unrealized appreciation
     (depreciation) of investments         (2,131)      346,939       507,602     1,647,395
                                          --------   -----------   -----------   -----------
    Contributions:
      Employees                            14,846        57,958              -      970,220
      Employer                              1,703       317,692        86,597       477,671
                                          --------   -----------   -----------   -----------
    Total contributions                    16,549       375,650        86,597     1,447,891

    Transfers, net                        (61,437)    2,005,626    (2,549,645)        9,328

    Other, net                                   -         (447)       (1,503)       (1,950)
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)           (41,170)    2,927,054    (1,616,681)    4,732,158
                                          --------   -----------   -----------   -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants         (5,959)     (320,794)     (696,730)   (2,217,658)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                (47,129)    2,606,260    (2,313,411)    2,514,500

   Net Assets Available
     for Benefits:
       Beginning of year                  162,658     2,156,239     7,340,560    19,808,794
                                          --------   -----------   -----------   -----------
       End of year                       $115,529    $4,762,499    $5,027,149    22,323,294
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.
                                       -12-

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                    NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                    -------------------------------------------

                         AS OF DECEMBER 31, 1998 AND 1997
                         --------------------------------

   1. Description of the Plan:
      ------------------------

      The following description of the Connecticut Natural Gas Corporation Employee Savings Plan (the "Plan") is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

      a.   General -
           -------

           The Plan is a defined contribution thrift plan open to non-union employees of CTG Resources, Inc. (the "Company") and its subsidiaries and affiliates. Effective as of the close of business on March 31, 1997, the Company became the holding company and parent of Connecticut Natural Gas Corporation ("CNG").

           The Plan was established by the Company under the provisions of
           Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan. Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

      b.   Eligibility -
           -----------

           Employees are eligible to participate when the following criteria are met:

         (1)    Are at least age 21.

           (2)  Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are on the management payroll or are subject to the Salary Administration Program.

           The number of employees participating in the Plan as of December 31, 1998 and 1997 were 244 and 250, respectively.

     c.    Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. Effective May 1, 1998, for participants who have (or will have) attained 20 years of continuous service or age 45 as of June 30 of the applicable calendar year, the amount of the Company matching contribution will be 75% of compensation during the payroll period up to 6% of compensation (for a maximum match of 4.5% of compensation). For all other participants, the amount of the Company matching contribution will be 50% of compensation during the payroll period up to 6% of compensation (for a maximum match of 3% of compensation). If an employee's elected savings allotment is less than 6% of compensation, the Company will match no more than 75% or 50% of the percentage contributed by the employee, depending upon the respective years of service or age categories noted above.

           Prior to May 1, 1998, the amount of the Company contribution was determined according to the schedule below. If an employee's:

           Years of Continuous
              Service Were         Or     Age Was     The Company Contributed
           -------------------     --     -------     -----------------------
                   30                        50          6% of compensation
                   20                        45        4.5% of compensation
                   10                        35          3% of compensation
              Less than 10                Under 35       2% of compensation

      d.   Investment Options -
           ------------------

           Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options at any time. A description of each investment option is provided below:

           (1) PUTNAM STABLE VALUE FUND - This fund seeks to provide interest income while preserving principal and maintaining liquidity. The fund invests in pools of guaranteed income contracts, security-backed investment contracts, and money market instruments issued by insurance companies and banks. The average yield for this fund was 6.06%, 6.48%, and 5.74% for the years ended December 31, 1998, 1997, and 1996, respectively.

           (2) THE GEORGE PUTNAM FUND OF BOSTON - This fund primarily seeks current income and capital growth through investment in common and preferred stocks, debt securities, and cash equivalents.

           (3) THE PUTNAM FUND FOR GROWTH AND INCOME - This fund seeks long-term capital growth and current income through a portfolio of income-producing common stocks.

           (4) PUTNAM VISTA FUND - This fund seeks to provide capital appreciation by investing primarily in stocks of small to midsize companies believed to have above-average growth potential.

           (5) PUTNAM INTERNATIONAL GROWTH FUND - This fund seeks to provide capital appreciation by investing in a diversified portfolio of equity securities in companies located outside the United States.

           (6) PUTNAM INCOME FUND - This fund seeks to provide as high a level of income as possible given a prudent level of risk by investing in high yield and investment grade corporate bonds, mortgage and asset-backed securities, U.S. Treasury securites, and foreign bonds.

           (7) COMMON STOCK FUND - This fund seeks to provide capital appreciation and current income through investment in the common stock of the Company, purchased at not more than fair market value.

           Pursuant to the change in corporate organization discussed in Note 1.a. above and an Agreement and Plan of Exchange, dated as of December 20, 1996, by and between the Company and CNG, all outstanding shares of common stock of CNG, including those shares held by the Plan, were exchanged for shares of common stock of the Company.

           All Company matching contributions are invested in the Common Stock Fund. Beginning on March 1, 1996 and continuing on a quarterly basis through October 1, 1999, the Plan Administrator has directed that portions of the non-participant directed Common Stock Fund be transferred to the participant directed Common Stock Fund based upon a predetermined schedule. These transfers are scheduled to take place on January 1, April 1, July 1, and October 1 of each year, with the exception of 1996 for which the March 1 transfer was in lieu of the April 1 transfer. Following the transfers, Plan participants will have the discretion of investing the transferred shares of common stock in the same manner as the other amounts under their direction in the various participant directed funds. Also, effective March 1, 1996, all Company matching contributions are being invested in the participant directed Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Union Employee Savings Plan for those employees who transfer to (from) one of the Company's collective bargaining units.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

               Years of Continuous Service are                   Percentage Vested
               -------------------------------                   -----------------
               Less than 1                                               0%
               1 but less than 2                                        20
               2 but less than 3                                        40
               3 but less than 4                                        60
               4 but less than 5                                        80
               5 or more                                               100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

               (1) Death

               (2) Disability

               (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

       Upon termination of employment before full vesting, the non-vested
          Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f. Benefits -
       --------

          Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

          Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

       g. Participant Notes Receivable -
          ----------------------------

          Effective May 1, 1998, the Board of Directors adopted an amendment to the Plan which established a participant loan provision. Under this provision, a Plan participant is allowed to borrow a minimum of $1,000 up to a maximum of one-half of the participant's vested account balance or $50,000, whichever is less. Each loan carries an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made. Security for each loan is provided by one-half of the Plan participant's vested account balance. Two types of loans are available to Plan participants-- "general purpose" and "principal residence" loans. Full repayment of each of these types of loans is required within five and fifteen years following loan origination, respectively, and loan refinancings are not permitted. All loans require level amortization with principal and interest payments made at least quarterly, and for those Plan participants who are active employees, payments are made ratably through payroll deductions. No Plan partcipant may have more than one "general purpose" loan and one "principal residence" loan outstanding at any time.

       h. Participant Accounts -
          --------------------

          Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income, the participant's and the Company's contributions, and the participant's loan(s) (if applicable). Allocations of Plan income are based on the share balances in the participants' accounts.

   2.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a. Basis of Accounting -
          -------------------

          The accompanying financial statements have been prepared on the accrual basis of accounting.

       b. Income Recognition -
          ------------------

          Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned.

       c. Investment Valuation -
          --------------------

          The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the Putnam Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at contract value (cost plus accumulated earnings) which approximates current value. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation (depreciation) presented in the statement of changes in net assets available for benefits with fund information are computed based on the change in the current value of the Plan assets from year to year.

       d. Administrative Expenses -
          -----------------------

          Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1998, 1997, and 1996, the Company paid all administrative expenses relating to the Plan.

       e. Use of Estimates in the Preparation of Financial Statements -
          -----------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

   3.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated September 19, 1994. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1998.

   4.  Investments:
       -----------

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1998 and 1997 are as follows:

       1998:
         CTG Resources, Inc. common stock                $ 7,561,768
         The Putnam Fund for Growth and Income             8,353,668
         The George Putnam Fund of Boston                  3,666,782
         Putnam Vista Fund                                 3,798,478
         Putnam Stable Value Fund                          1,678,941

       1997:
         CTG Resources, Inc. common stock                $ 8,434,120
         The Putnam Fund for Growth and Income             7,420,095
         The George Putnam Fund of Boston                  4,418,806
         Putnam Vista Fund                                 2,851,094

   5.  Concentration of Credit Risk:
       ----------------------------

       The Plan's assets are invested in mutual funds managed by Putnam Investments, Inc., as described in Note 1, and the common stock of CTG. In the event of any uncertainties in the financial marketplace, the Plan may be exposed to financial risks.

   6.  Reconciliation to Form 5500:
       ---------------------------

       As of December 31, 1996, the Plan had a $43,307 pending distribution to a participant who elected to withdraw from the Plan and $5,297 of excess contributions from participants. In 1997, the pending distribution and excess contributions were paid and returned, respectively, to the participants. These amounts were reflected as reductions in benefits paid to participants in the Plan's Form 5500 for 1997; however, in accordance with generally accepted accounting principles, benefits paid to participants are not reduced by these amounts in the accompanying statement of changes in net assets available for benefits for the year ended December 31, 1997.

       The table on the following page reconciles benefits paid to participants per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1997.

                                              Benefits
                                              Paid to
                                              Participants
                                              ------------

       Per financial statements              $2,057,317
       Accrued benefit payments paid
         to participants                        (43,307)
       Excess contributions returned
         to participants                         (5,297)
                                              ----------
       Per Form 5500                          $2,008,713
                                              ==========

                                                                -18-
                                                                                                              Schedule I
                                                                                                          EIN 06-0383860
                                                                                                            Plan No. 007
                                              CONNECTICUT NATURAL GAS CORPORATION
                                                     EMPLOYEE SAVINGS PLAN
                                   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                    AS OF DECEMBER 31, 1998

                                                       (c)Description of Investment
                                                       Including Maturity Date, Rate
              (b)Identity of Issue, Borrower,          of Interest, Collateral, Par                         (e)Current
   (a)            Lessor, or Similar Party                   or Maturity Value            (d)Cost              Value
   ---  --------------------------------------      -------------------------------     -----------          ---------

   *    Putnam Stable Value Fund                    Fund comprised of
                                                    investment contracts                  $1,678,941         $1,678,941
                                                                                       --------------     --------------
   *    The George Putnam Fund of Boston            Mutual fund comprised of
                                                    common stocks and bonds                3,193,189          3,666,782
                                                                                       --------------     --------------
   *    The Putnam Fund for Growth and Income       Mutual fund comprised of
                                                    common stocks                          6,819,490          8,353,668
                                                                                       --------------     --------------
   *    Putnam Vista Fund                           Mutual fund comprised of
                                                    common stocks                          3,220,619          3,798,478
                                                                                       --------------     --------------
   *    Putnam International Growth Fund            Mutual fund comprised of
                                                    common stocks                          1,082,828          1,267,042
                                                                                       --------------     --------------
   *    Putnam Income Fund                          Mutual fund comprised of bonds
                                                    and U.S. Treasury securities             171,939            169,544
                                                                                       --------------     --------------
                                                    Participant directed -
   *    CTG Resources, Inc.                           Common stock                         5,961,469          7,462,638
        Boston Safe Company                           Daily Liquidity Fund                      (642)              (642)
                                                                                       --------------     --------------
                                                                                           5,960,827          7,461,996
                                                                                       --------------     --------------
                                                    Non-participant directed -
   *    CTG Resources, Inc.                           Common stock                            79,189             99,130
        Boston Safe Company                           Daily Liquidity Fund                     1,603              1,603
                                                                                       --------------     --------------
                                                                                              80,792            100,733
                                                                                       --------------     --------------
                                                      Total Common Stock Fund              6,041,619          7,562,729
                                                                                       --------------     --------------
                                                      Total Investments                  $22,208,625        $26,497,184
                                                                                       ==============     ==============

        *Represents a party-in-interest.

        The accompanying notes are an integral part of this schedule.

                                                                -19-
                                                                                                             Schedule II
                                                                                                          EIN 06-0383860
                                                                                                            Plan No. 007


                                             CONNECTICUT NATURAL GAS CORPORATION
                                                    EMPLOYEE SAVINGS PLAN
                                       ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                                  Current Value
                                             Number                                               of Asset on
       Identity of        Description          of       Purchase       Selling       Cost of      Transaction   Net Gain
      Party Involved        of Asset     Transactions     Price         Price         Asset           Date      or (Loss)
     ---------------     -------------    ------------ ----------      -------     ----------    ------------- ----------


    The George Putnam    Mutual fund           52       $  796,718    $        -    $  796,718   $   796,718   $        -
    Fund of Boston       comprised of          63               -      1,574,205     1,295,261     1,574,205      278,944
                         common stocks
                         and bonds



    The Putnam           Mutual fund           75       1,690,112              -     1,690,112     1,690,112            -
    Fund for             comprised of          84               -      1,117,039       912,463     1,117,039      204,576
    Growth and           common stocks
    Income



    CTG Resources,       Common stock          41       3,609,524              -     3,609,524     3,609,524            -
    Inc.                                      129               -      4,632,816     3,901,214     4,632,816      731,602




    The accompanying notes are an integral part of this schedule.